Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-147621, 333-175208, 333-184854, 333-200052, 333-218576, 333-221476, 333-234046, and 333-236270) of Quantum Corporation of our report dated June 24, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K for the year ended March 31, 2020.

ArmaninoLLP
San Ramon, California

June 24, 2020